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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF CMP MEDIA INC.

        CMP International Corp.
        CMP Media Limited
        CMP France S.N.C.
        CMP Media (U.K.) Limited
        CMP Media GmbH

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